Joint Filer Information

Name:     Donald S. LaGuardia
Address:  c/o L-R Managers LLC
          430 Park Avenue
          7th Floor
          New York, New York  10022
Designated Filer:  L-R Managers, LLC
Issuer Name:  ReGen Biologics, Inc. (RGBI)


          DONALD S. LAGUARDIA
          /s/ Donald S. LaGuardia                    1/8/2007
          -------------------------------            --------------------------
                                                     Date

Name:     J. Murray Logan (deceased)(1)
Address:  c/o L-R Managers LLC
          430 Park Avenue
          7th Floor
          New York, New York  10022
Designated Filer:  L-R Managers, LLC
Issuer Name:  ReGen Biologics, Inc. (RGBI)


          J. MURRAY LOGAN
          JPMorgan Chase Bank, N.A., as Executor     1/8/2007
          --------------------------------------     --------------------------
                                                     Date
          By:  /s/ Mark J. Altschuler
               ---------------------------------
               Title:  Vice President


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(1) J. Murray Logan passed away on January 7, 2006